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                                                                    EXHIBIT 12.7





SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC DEVELOPMENT FUND III
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                       9 Months          9 Months
                                                                                                         Ended             Ended
                                         Year End.   Year End.    Year End.    Year End.   Year End.  September 30,    September 30,
                                           1995         1996        1997         1998        1999         1999              2000
                                         -------------------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                    $(793)       $  47       $(871)       $  38       $  (7)       $  (7)           $ (23)

Fixed Charges:
  Interest expense                          311          264         299           --          --           --               --
  Interest factor of rental expense          --           --          --           --          --           --               --
                                          --------------------------------------------------------------------------------------
             Total fixed charges            311          264         299           --          --           --               --
                                          --------------------------------------------------------------------------------------
             Total earnings                (482)         311        (572)          38          (7)          (7)             (23)

             Total fixed charges            311          264         299           --          --           --               --
                                          --------------------------------------------------------------------------------------
Ratio of earnings to fixed charges        (1.55)        1.18       (1.91)          --          --           --               --
                                          --------------------------------------------------------------------------------------
  Deficiency to cover fixed charges        (793)          --        (871)          --          (7)          (7)             (23)
                                          --------------------------------------------------------------------------------------